As filed with the Securities and Exchange Commission on June 11, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Accel Entertainment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1350261
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 Tower Drive
Burr Ridge, Illinois 60527
(Address of Principal Executive Offices) (Zip Code)
(630) 972-2235
(Registrant’s telephone number, including area code)

Accel Entertainment, Inc. Second Amended and Restated Long Term Incentive Plan
(Full Title of the Plans)

Scott Levin
Chief Legal Officer and Corporate Secretary
140 Tower Drive
Burr Ridge, Illinois 60527
(630) 972 -2235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Per B. Chilstrom	Scott Levin
Fenwick & West LLP	Chief Legal Officer and Corporate Secretary
902 Broadway	Accel Entertainment, Inc.
New York, New York	140 Tower Drive
(212) 430-2600	Burr Ridge, Illinois 60527
(630) 972 -2235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

On June 6, 2025, at the annual meeting of the stockholders of Accel Entertainment, Inc., a Delaware corporation (the “Registrant”), the stockholders of the Registrant approved the adoption of an amendment and restatement of the Accel Entertainment, Inc. Amended and Restated Long Term Incentive Plan (as amended and restated, the “Second A&R LTIP”), which reflects amendments to the plan to increase the available share reserve by 2,000,000 shares of the Registrant’s Class A-1 common stock, par value $0.0001 per share (the “Class A-1 common stock”).
Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 2,000,000 additional shares of Class A-1 common stock available for issuance under the Second A&R LTIP.
In accordance with General Instruction E of Form S-8, and only with respect to Class A-1 common stock issuable under the Second A&R LTIP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statements on Form S-8 filed with the Commission on January 24, 2020 (File No. 333-236049) and August 3, 2023 (File No. 333-273677) except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 3, 2025;
b.the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 5, 2025;
c.the Definitive Proxy Statement filed with the Commission on April 21, 2025 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);
d.the Registrant’s Current Reports on Form 8-K filed with the Commission on April 11, 2025, April 29, 2025 (but only with respect to Item 5.02 and exhibit 10.22(A) thereto), and June 9, 2025; and
e.the description of the Registrant’s Class A-1 common stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequent amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-38136	3.2	November 26, 2019

4.2	First Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant	8-K	001-38136	3.1	June 9, 2025

4.3	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as amended on June 6, 2025	8-K	001-38136	3.2	June 9, 2025

4.4	Amended and Restated Bylaws of the Registrant	8-K	001-38136	3.3	November 26, 2019

4.5	Amendment No. 1 to the Bylaws of the Registrant	8-K	001-38136	3.3	May 11, 2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for Accel Entertainment, Inc.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	Accel Entertainment, Inc. Second Amended and Restated Long Term Incentive Plan	8-K	001-38136	10.1	June 9, 2025

99.2	Form of Restricted Stock Unit Award Agreement	10-Q	001-38136	10.13	May 3, 2023

99.3	Form of Performance-Based Restricted Stock Unit Agreement	10-Q	001-38136	10.23	May 3, 2023

107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, Illinois on the 11th day of June, 2025.

ACCEL ENTERTAINMENT, INC.

By:	/s/ Scott Levin
Scott Levin Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Rubenstein, Mark Phelan and Christie Kozlik, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Rubenstein	Chief Executive Officer, President and Director	June 11, 2025
Andrew Rubenstein	(Principal Executive Officer)

/s/ Mark Phelan	Acting Chief Financial Officer	June 11, 2025
Mark Phelan	(Principal Financial Officer)

/s/ Christie Kozlik	Chief Accounting Officer	June 11, 2025
Christie Kozlik	(Principal Accounting Officer)

/s/ Karl Peterson	Chairman of the Board and Director	June 11, 2025
Karl Peterson

/s/ Gordon Rubenstein	Director	June 11, 2025
Gordon Rubenstein

/s/ Kathleen Philips	Director	June 11, 2025
Kathleen Philips

/s/ David W. Ruttenberg	Director	June 11, 2025
David W. Ruttenberg

/s/ Cheryl Kondra	Director	June 11, 2025
Cheryl Kondra

/s/ Kenneth B. Rotman	Director	June 11, 2025
Kenneth B. Rotman

/s/ Dee Robinson	Director	June 11, 2025
Dee Robinson